UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Brigham Minerals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Brigham Minerals, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 26, 2021

and Proxy Statement

April 15, 2021

Dear Stockholder:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Brigham Minerals, Inc. (“Brigham Minerals” or the “Company”) to be held on May 26, 2021, at 1:00 p.m. Central Time online at www.virtualshareholdermeeting.com/MNRL2021 (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1. To elect to the Company’s Board of Directors the two Class II director nominees named in the proxy statement	Page 6

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021	Page 40

3. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment or postponement thereof

Your vote is very important to us—participate in the future of Brigham Minerals and exercise your stockholder right by voting your shares right away.

Only holders of record of our Class A common stock and our Class B common stock (together, our “common stock”) at the close of business on March 29, 2021, or their proxy holders, may vote at the Annual Meeting. Attendance at the Annual Meeting is limited to holders of our common stock or their proxy holders and Brigham Minerals guests. Only holders of our common stock or their valid proxy holders may address the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials and our Annual Report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of the Annual Meeting. Accordingly, beginning on April 15, 2021, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote online or request paper copies.

Please review the proxy card for instructions on how you can vote your shares of common stock over the Internet, by telephone, by mail or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/MNRL2021 using your 16-digit control number and voting your shares electronically on May 26, 2021. It is important that all holders of our common stock, regardless of the number of shares owned, participate in the affairs of Brigham Minerals.

Thank you for your continued investment in Brigham Minerals.

Sincerely,

Ben M.“Bud” Brigham Executive Chairman	Robert M. Roosa Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Brigham Minerals, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Brigham Minerals, Inc. This is your notice for the meeting.

TIME AND DATE

1:00 p.m. Central Time on May 26, 2021.

PLACE

Online at www.virtualshareholdermeeting.com/MNRL2021.

Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic, we have made the decision that this year’s Annual Meeting will be virtual only. The health and well-being of our employees, stockholders and partners are of the utmost importance to us. The Annual Meeting will be conducted via live webcast. Stockholders will not be able to attend the Annual Meeting in person this year. You will be able to participate in the Annual Meeting online and submit questions in advance of the Annual Meeting or during the Annual Meeting at www.virtualshareholdermeeting.com/MNRL2021 or by calling (844) 982-4103 (conference ID: 2470386) during the Annual Meeting and pressing “*” then “1”. You will also be able to vote your shares electronically. The proxy statement provides information on how to join the Annual Meeting online and about the business we plan to conduct. It is important that you retain a copy of the control number found on the proxy card or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to the Annual Meeting.

ITEMS	OF BUSINESS

•	elect the two nominees named in the proxy statement as directors to serve for a three-year term;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021; and

•	such other business as may properly come before the meeting or any reconvened meeting after an adjournment or postponement thereof.

RECORD DATE

Holders of record of our Class A common stock and our Class B common stock (together, our “common stock”) at the close of business on March 29, 2021 are entitled to vote.

PROXY VOTING

Each share of common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the Annual Meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Attending and Voting at the Virtual Annual Meeting” beginning on page 2 of the proxy statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Kari A. Potts

Corporate Secretary

Dated and first made

available to stockholders

on or about April 15, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to be Held Virtually on May 26, 2021

The notice of annual meeting, the proxy statement, a form of proxy card and the Company’s 2020 Annual Report are available at:

www.proxyvote.com

BRIGHAM MINERALS, INC.

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

(512) 220-6350

PROXY STATEMENT

2021 Annual Meeting of Stockholders

To Be Held Virtually on May 26, 2021

Unless indicated otherwise or the context otherwise requires, references in this proxy statement to the “Company,” “us,” “we” or “our” refer to the assets and operations of Brigham Minerals Inc. and its subsidiaries.

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Brigham Minerals, Inc., a Delaware corporation (“Brigham Minerals” or the “Company”), of proxies from the holders of our common stock (as defined herein) for use at our 2021 Annual Meeting of Stockholders to be held virtually on May 26, 2021 at 1:00 p.m. Central Time www.virtualshareholdermeeting.com/MNRL2021 (the “Annual Meeting”) for the purposes set forth in the accompanying notice, and at any adjournment or postponement thereof.

On or about April 15, 2021, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record detailing how to access the proxy materials electronically, how to submit a proxy over the Internet, by telephone or by mail and how to vote online during the Annual Meeting. The proxy materials are also available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your shares of our common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you should receive instructions from the holder of record detailing how to direct the voting of your shares. Internet and/or telephone voting will also be offered to stockholders holding shares in street name.

Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic, we have made the decision that this year’s Annual Meeting will be virtual only. The health and well-being of our employees, stockholders and partners are of the utmost importance to us. The Annual Meeting will be conducted via live webcast. Stockholders will not be able to attend the Annual Meeting in person this year. You will be able to participate in the Annual Meeting online and submit questions in advance of the Annual Meeting or during the Annual Meeting at www.virtualshareholdermeeting.com/MNRL2021 or by calling (844) 982-4103 (conference ID: 2470386) during the Annual Meeting and pressing “*” then “1”. You will also be able to vote your shares electronically. The proxy statement provides information on how to join the Annual Meeting online and about the business we plan to conduct. It is important that you retain a copy of the control number found on the proxy card or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held solely by means of remote communication.

FREQUENTLY ASKED QUESTIONS ABOUT

ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING

Where and when will the meeting be held?

The Annual Meeting will be held by means of a live webcast at www.virtualshareholdermeeting.com/MNRL2021 and will begin promptly at 1:00 p.m., Central time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m., Central time, and you should allow ample time for the check-in procedures. We encourage you to visit www.virtualshareholdermeeting.com/MNRL2021 in advance of the meeting to familiarize yourself with the online access process and update your devices as appropriate. The virtual Annual Meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. You should verify your internet connection prior to the meeting. Additionally, you should allow sufficient time after logging in to ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

You may participate in the Annual Meeting by logging onto www.virtualshareholdermeeting.com/MNRL2021 beginning at 12:45 p.m., Central time and entering the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials that accompanied your proxy materials.

What if I encounter technical difficulties during the Annual Meeting?

If you encounter difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the Annual Meeting, you may utilize technical support provided by the Company through Broadridge Financial Solutions, Inc. (“Broadridge”). Technical support information is provided on the sign-in page for all stockholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number listed on the Annual Meeting sign-in page. We will have technicians ready to assist you with any technical difficulties you may have.

Will I be able to ask questions during the Annual Meeting?

Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Stockholders will be able to submit questions via the online platform before and during a portion of the Annual Meeting. You may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/MNRL2021, typing a question into the “Ask a Question” field, and clicking submit. You may submit questions prior to the Annual Meeting by logging onto www.proxyvote.com with your 16-digit control number. You may also ask questions during the Annual Meeting by calling (844) 982-4103 (conference ID: 2470386) and pressing “*” then “1”. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://investors.brighamminerals.com. The questions and answers will be available as soon as practicable after the meeting and will remain available until we file our 2022 Proxy Statement.

What am I being asked to vote on?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:

Proposal 1	The election of the two nominees named in this proxy statement as directors to serve for a three-year term

Proposal 2	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this proxy statement, management of the Company is not presently aware of any other business to properly come before the Annual Meeting.

What are the Board’s recommendations?

The Board recommends that you vote as follows:

Proposal 1	FOR the election of the two nominees named in this proxy statement as directors to serve for a three-year term

Proposal 2	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021

If any other matters properly come before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

Who may vote?

Holders of our Class A common stock and our Class B common stock (together, our “common stock”) recorded in our stock register at the close of business on March 29, 2021 (the “record date”) may vote at the Annual Meeting. As of the record date, there were 44,106,700 shares of our Class A common stock and 13,056,111 shares of our Class B common stock outstanding.

How many votes do I have?

Holders of our Class A common stock and our Class B common stock are voting together as a single class on all items in this proxy statement. A holder of our common stock will have one vote for each outstanding share of our common stock owned as of the record date by that holder.

How do I vote?

Your vote is important. You may vote online during the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting online. You may always change your vote during the Annual Meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock during the Annual Meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

You may vote for each director nominee under Proposal 1 (election of directors) and for or against the proposal under Proposal 2 (ratification of appointment of the independent registered public accounting firm), or you may abstain from voting on these items.

If you properly execute and submit your proxy but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board: FOR the election to the Board of each of the director nominees named in Proposal 1 and FOR Proposal 2.

If you properly execute and submit your proxy and any other business properly comes before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder. As of the date of this proxy statement, management of the Company is not presently aware of any other business to properly come before the Annual Meeting.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	timely delivering a valid, later-dated, executed proxy card;

•

timely submitting a proxy with new voting instructions over the Internet or by telephone prior to the time the Internet and telephone voting facilities are closed and no longer available (the date and time of which is specified on the Notice of Internet Availability of Proxy Materials);

•	voting online during the Annual Meeting; or

•

filing a written notice of revocation on or before the date of the Annual Meeting to Brigham Minerals, Inc. at 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, Attention: Ms. Kari A. Potts, Corporate Secretary.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote online during the Annual Meeting.

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange (the “NYSE”). If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for Proposal 2 (ratification of appointment of the independent registered public accounting firm) if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other item currently anticipated before the Annual Meeting is considered “routine” and therefore your nominee may not vote on those other matters without your instruction.

For any item other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Proposal 1 (election of directors) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Proposal 1, your broker will not vote for you with respect to that item.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. This means that the holders of a majority of our outstanding common stock entitled to vote at the Annual Meeting must attend the Annual Meeting online or by proxy for the transaction of business.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Proposal 1

Under our amended and restated bylaws (our “bylaws”), directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will not affect the outcome of the vote on this item.

Proposal 2

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote AGAINST this item.

Who conducts and pays for the proxy solicitation?

Brigham Minerals is requesting your proxy for the annual stockholder meeting and will pay all the costs of requesting stockholder proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of Brigham Minerals to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Who will count the votes?

A representative of Broadridge will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the Annual Meeting. Whether you vote your shares by accessing the Internet, telephone or mail, your vote will be received directly by Broadridge.

PROPOSAL 1: ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), the Board has nominated the following individuals for election as Class II directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2024 Annual Meeting of the Stockholders of the Company, or until their successor is duly appointed or elected and qualified or until their earlier death, resignation or removal:

Mr. Jon-Al Duplantier

Mr. Robert M. Roosa

Messrs. Duplantier and Roosa currently serve as members of the Board. If Messrs. Duplantier and Roosa are elected to the Board, the size of the Board will remain at ten members. Biographical information for each director nominee is set forth under “Directors and Executive Officers” below. As previously disclosed, Mr. Harold D. Carter has decided not to stand for re-election and will not be a director effective as of the conclusion of the Annual Meeting when his current term expires. The members of our Board and the Nominating and Governance Committee have not nominated a replacement at this time. Accordingly, if Messrs. Duplantier and Roosa are elected at the Annual Meeting, we will have one vacant Board position until the Board and the Nominating and Governance Committee elect a new director or choose to reduce the size of the Board to nine members.

The Board has no reason to believe that Messrs. Duplantier and Roosa will not be candidates for director at the time of the Annual Meeting or will be unable to serve as directors if elected. If Mr. Duplantier or Mr. Roosa becomes unavailable or unwilling to accept nomination or election, either the number of directors on the Board will be reduced or the persons acting under the proxy will vote pursuant to discretionary authority, unless withheld, for the election of a substitute nominee that the Board recommends.

Vote Required

Under our bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will not affect the outcome of the vote on this item.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the Class II director nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board the director nominees set forth in “Proposal 1: Election of Directors” above, the Board will be, and the executive officers of the Company are, as follows:

Name	Age as of the Annual Meeting	Position

Ben M. “Bud” Brigham	61	Executive Chairman and Director

Robert M. Roosa(4)	51	Chief Executive Officer and Director

Blake C. Williams	34	Chief Financial Officer

Kari A. Potts	46	Vice President, General Counsel, Compliance Officer and Secretary

Carrie P. Clark(1)(3)	44	Director

Jon-Al Duplantier(2)(3)(4)	54	Director

W. Howard Keenan, Jr. (3)	70	Director

A. Lance Langford (1)	59	Director

James R. Levy(1)(2)	45	Director

Richard K. Stoneburner(2)(3)	67	Director

John R. “J.R.” Sult(1)(2)	61	Director

(1)	Member of the Audit Committee of the Board (the “Audit Committee”).
(2)	Member of the Compensation Committee of the Board (the “Compensation Committee”).
(3)	Member of the Nominating and Governance Committee.
(4)	Nominated for election to the Board at the Annual Meeting.

The Board currently consists of ten directors. Our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) and our bylaws provide that the authorized number of directors may be changed only by resolution of the Board. The Board is currently divided into three classes serving staggered three-year terms. Messrs. Keenan, Langford, Levy and Stoneburner are designated as Class I directors and their terms of office expire in 2023. Messrs. Carter, Duplantier and Roosa are designated as Class II directors and, assuming the stockholders elect Messrs. Duplantier and Roosa to the Board as set forth in “Proposal 1: Election of Directors” above, Mr. Duplantier’s and Mr. Roosa’s terms of office will expire in 2024. As previously disclosed, Mr. Carter, a director since 2013 and a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, has decided not to stand for re-election, and will not be a director effective as of the conclusion of the Annual Meeting when his current term expires. Messrs. Brigham and Sult and Ms. Clark are designated as Class III directors and their terms of office expire in 2022. Each director holds office until the next annual meeting of stockholders for the election of directors of such director’s class or until such director’s successor has been duly appointed or elected and qualified or, if earlier, such director’s death, resignation, retirement, disqualification or removal.

In connection with our initial public offering in April 2019 (the “IPO”), we entered into a stockholders’ agreement with certain affiliates of Warburg Pincus LLC (“Warburg Pincus”), Yorktown Partners LLC (“Yorktown”) and Pine Brook Road Advisors, LP (“Pine Brook” and, together with Yorktown, our “Sponsors”). Subsequent to our September 2020 secondary offering (the “September 2020 Offering”) pursuant to which Warburg Pincus sold all of its shares of our common stock, Warburg Pincus ceased to have any rights under the Stockholders’ Agreement. The Stockholders’ Agreement provides the Sponsors with the right to designate a certain number of nominees to the Board so long as the Sponsors and their respective affiliates collectively beneficially own a specified amount of the outstanding shares of our Class A common stock and Class B common stock, taken as a single class. The current Yorktown designee is W. Howard Keenan, Jr. and the current Pine Brook designee is Richard K. Stoneburner. See “Certain Relationships and Related Party Transactions—IPO Related Agreements—Stockholders’ Agreement.”

Set forth below is a description of the backgrounds of our executive officers, directors and director nominees, including, if applicable, the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company.

Ben M. “Bud” Brigham—Executive Chairman and Director. Mr. Brigham is our founder and has served as our Executive Chairman since our inception in November 2012. Mr. Brigham is currently involved in various business ventures including Anthem Ventures, LLC, a family office, Brigham Exploration Company (the second entity founded by Mr. Brigham with such name), a non-operated oil and gas company focused on the Permian Basin, and Atlas Sand Company, LLC, a sand reserve holding company. Mr. Brigham also currently serves as the Executive Chairman of both Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. In addition to founding the Company in 2012, Mr. Brigham also founded Brigham Resources Operating, LLC and Brigham Resources Midstream, LLC in 2012 and served as Chairman until the sale of substantially all of their assets to Diamondback Energy, Inc., a hydrocarbon exploration company, in February 2017. Mr. Brigham formed the initial Brigham Exploration in 1990 and served as its President and Chief Executive Officer and Chairman of its board until its sale to Statoil in December 2011. Prior to founding Brigham Exploration in 1990, Mr. Brigham served for six years as an exploration geophysicist with Rosewood Resources, an oil and gas company, and as a seismic data processing geophysicist for Western Geophysical, a petroleum exploration company. Mr. Brigham earned a Bachelor of Science in Geophysics from the University of Texas. Mr. Brigham has served on the National Petroleum Council, the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, the Independent Producers Association of America, the Society of Independent Professional Earth Scientists and The Bureau of Economic Geology Visiting Committee. Mr. Brigham was inducted into the All American Wildcatters in April 2012 and the University of Texas Chancellor’s Council Executive Committee in April 2015.

Mr. Brigham was selected to serve on the Board due to his knowledge of the industry and leadership of our company since its inception.

Robert M. Roosa—Chief Executive Officer and Director. Robert M. Roosa has served as our President since our inception in November 2012, as our Chief Executive Officer since July 2017 and as a director of the Company since May 2018. Mr. Roosa served as the President of Anthem Ventures, LLC, a family office, and assisted Mr. Brigham with a number of family ventures between January 2012 and January 2017. Mr. Roosa served various roles, including Director of Finance and Investor Relations, while at Brigham Exploration from 2006 until its sale to Statoil in December of 2011. From 2000 to 2006, Mr. Roosa held a series of positions at Exxon Mobil Corporation, an oil and gas company, in the Corporate Treasurer’s Department. Prior to 2000, Mr. Roosa worked for Cooper Industries, an electrical products manufacturing company, in its Corporate Controllers and Audit Groups and with the accounting firm Deloitte & Touche LLP in its audit function. Mr. Roosa graduated from Southern Methodist University with a Master of Business Administration in 2000 and from the University of Texas at Austin with a Bachelor of Business Administration in 1992.

Mr. Roosa was selected to serve on the Board due to his knowledge of the industry and leadership of our company since its inception.

Blake C. Williams—Chief Financial Officer. Blake C. Williams has served as our Chief Financial Officer since July 2017. Mr. Williams previously served as Director of Finance and Marketing for Brigham Operating from January 2015 to June 2017 and as Corporate Finance Associate from January 2013 to December 2014. He was responsible for all aspects of corporate finance, including capital budgeting, financial analysis and acquisition evaluation, as well as midstream strategy and marketing. From 2008 to 2012, Mr. Williams was a natural gas trader and scheduler at Vega Energy, an asset management and consulting firm that works with customers in the natural gas distribution and storage sectors. Mr. Williams earned a Bachelor of Arts in Economics from Texas A&M University and a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin.

Kari A. Potts—Vice President, General Counsel, Compliance Officer and Secretary. Kari A. Potts has served as our Vice President, General Counsel and Secretary since January 2020 and our Compliance Officer since May 2020. Previously, Ms. Potts served as Senior Legal Counsel at Equinor (formerly named Statoil), an international energy company, from December 2011 to January 2020. While at Equinor, Ms. Potts provided legal advice with respect to corporate governance, human resources, antitrust issues, upstream oil and gas operations, regulatory compliance, corporate financing and investment transactions, and other matters associated with Equinor’s activities in the United States. Prior to Equinor, Ms. Potts served as General Counsel and Corporate Secretary at Brigham Exploration Company from July 2010 until its sale to Equinor in December 2011. Ms. Potts was responsible for the legal affairs of the company and advised on a broad range of matters, including corporate financing transactions, risk management, securities law compliance, human resources and corporate governance. Prior to joining Brigham Exploration Company in 2010, Ms. Potts was a partner at the law firm of Thompson & Knight LLP where she advised clients on public and private debt and equity transactions, mergers and acquisitions, securities law compliance and corporate governance. Ms. Potts received a Doctor of Jurisprudence from The University of Texas School of Law and a Bachelor of Arts from The University of Texas at Austin.

Harold D. Carter—Director. Harold D. Carter has served as a director of the Company since 2013. Mr. Carter has over 50 years of oil and gas industry experience and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA), an oil and gas company. Before that, Mr. Carter was employed for 20 years by the oil and gas company Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter was a founding partner in Brigham Exploration Company and was a director from 1997 until 2011 when the company was sold to Statoil. Mr. Carter served as a director of Longview Energy Company, a private exploration and production company, and serves as a board observer on the board of directors of Abraxas Petroleum Corporation (NASDAQ: AXAS). He currently is Vice Chairman of the Board of Trustees of The Texas Scottish Rite Hospital for Children. Also, he is a former President of the American Association of Professional Landmen and the Dallas Petroleum Club. He received a Bachelor of Business Administration in Petroleum Land Management from the University of Texas at Austin and completed the Program for Management Development at the Harvard University Business School.

Mr. Carter was selected to serve on the Board due to his experience in the energy industry and in particular, the minerals sector. Mr. Carter has decided not to stand for re-election and will not be a director effective as of the conclusion of the Annual Meeting when his current term expires.

Carrie P. Clark—Director. Carrie P. Clark has served as a director of the Company since February 2020. Ms. Clark is currently Executive Vice President, Chief Administrative Officer and General Counsel of University Lands, developing and managing legal and land management strategy for over 2.1 million acres of fee lands in Texas to generate oil and gas royalty and surface revenue for the benefit of the University of Texas and Texas A&M University Systems. Prior to that role, she served as Senior Vice President, Land and General Counsel of University Lands from 2015 to 2020. From 2014 to 2015, Ms. Clark served as Deputy General Counsel of Talos Energy Inc., a leading offshore energy company focused on oil and gas exploration and production in the Gulf of Mexico and offshore Mexico. From 2011 to 2015, Ms. Clark served as Vice President, Land and Legal for the oil and gas company EnerVest Operating, LLC, where she led a large, diverse team of land and legal professionals in supporting the ownership, operation and management of EnerVest’s oil and gas assets in North America. From 2008 to 2011, Ms. Clark served as Assistant General Counsel and Corporate Secretary for a wholesale generation and transmission electric cooperative structured as a 501(c)(3), which provided power supply planning and approximately $1 billion in annual electricity sales to rural Texans across much of the state. From 1998 to 2008, Ms. Clark served as landman and attorney at Shell Oil Company in New Orleans and Houston. Ms. Clark

received a double major in Finance and Petroleum Land Management from Texas Tech University and a Doctor of Jurisprudence from the University of Houston Law Center.

Ms. Clark was selected to serve on the Board due to her land, legal, financial and energy industry knowledge.

Jon-Al Duplantier—Director. Jon-Al Duplantier has served as a director of the Company since February 2021. Mr. Duplantier is a director of AltaGas Ltd. (TSX:ALA), where he serves on the Governance Committee. He is also a director and member of the Audit Committee of Allegiance Bancshares, Inc. (NASDAQ: ABTX). Mr. Duplantier recently retired as Parker Drilling Company’s (“Parker”) President, Rental Tools & Well Services, and prior to that was Senior Vice President, Chief Administrative Officer & General Counsel. Parker filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in December 2018. Prior to Parker, Mr. Duplantier worked at ConocoPhillips for 14 years with positions across the globe including Indonesia and the UAE. Mr. Duplantier earned his Juris Doctor Degree from Louisiana State University and a Bachelor of Science in Chemistry from Grambling State University.

Mr. Duplantier was selected to serve on the Board due to his legal, regulatory and energy industry knowledge.

W. Howard Keenan, Jr.—Director. W. Howard Keenan, Jr. has served as a director of the Company since April 2013. Mr. Keenan has over 40 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry. From 1975 to 1997, he was in the Corporate Finance Department of the investment bank Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. Mr. Keenan also serves on the boards of directors of the following public companies: Antero Resources Corporation (NYSE: AR), an oil and gas company, Antero Midstream Corporation (NYSE: AM), a midstream energy assets company, and Solaris Oilfield Infrastructure, Inc. (NYSE: SOI), an oilfield products, services and infrastructure company. Mr. Keenan also serves on the Compensation Committee of Antero Midstream Corporation (NYSE:AM). In addition, he is serving or has served as a director of multiple Yorktown Partners portfolio companies. Mr. Keenan holds a Bachelor of Arts degree cum laude from Harvard College and a Master of Business Administration degree from Harvard University.

Mr. Keenan was selected to serve on the Board due to his finance and investment experience in the energy industry.

A. Lance Langford—Director. A. Lance Langford has served as a director of the Company since August 2020. Mr. Langford has over 30 years of oil and gas industry experience. He is the CEO of Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. Previously, he was the CEO, Co-Founder, and director of Luxe Energy LLC and Luxe Minerals LLC from 2015 to 2020. Prior to that, he served as Senior Vice President for Equinor (formerly named Statoil) from 2011 to 2015. From 1995 to 2011, Mr. Langford built and led Brigham Exploration Company’s (NASDAQ: BEXP) engineering, operations, marketing, and midstream departments ultimately serving as Executive Vice President—Operations at the time the company was purchased by Statoil. Additionally, Mr. Langford serves as a director of Atlas Sand Company, LLC. He started his engineering career with Burlington Resources from 1987 to 1995. Mr. Langford earned a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Mr. Langford was selected to serve on the Board due to his management and petroleum engineering experience in the energy industry.

James R. Levy—Director. James R. Levy has served as a director of the Company since 2013. Mr. Levy is a former Managing Director and Partner at Warburg Pincus, where over a 15-year career he focused on investments in the energy industry. Prior to joining Warburg Pincus, he worked as an Associate at Kohlberg &

Company, a middle market private equity investment firm, from 2002 to 2005, and as an Analyst and Associate at Wasserstein Perella & Co. from 1999 to 2002. Mr. Levy currently serves on the board of directors of Laredo Petroleum Inc. (NYSE: LPI) and is a former director of Antero Resources Corporation (NYSE: AR) and Antero Midstream GP, LP (NYSE: AMGP). Additionally, he is a former director of a number of private companies active in both the traditional and alternative energy sectors and is a current Trustee of the non-profit group Prep for Prep. Mr. Levy received a Bachelor of Arts in history from Yale University.

Mr. Levy was selected to serve on the Board due to his finance and investment experience in the energy industry.

Richard K. Stoneburner—Director. Richard K. Stoneburner has served as a director of the Company since May 2018. Mr. Stoneburner joined the investment firm Pine Brook in April 2013 and is a senior advisor on the energy investment team. Mr. Stoneburner represents Pine Brook as a director of Accelerate Resources Holdings, LLC, Pursuit Oil & Gas, LLC, Elevation Resources LLC and Sagauro Resources, LLC, each an oil and gas company. Mr. Stoneburner has over 41 years of experience in the oil and gas industry. He served as President of the North America Shale Production Division for BHP Billiton Petroleum, an exploration and development company, from 2011 to 2012. From 2009 to 2011, Mr. Stoneburner served as President and Chief Operating Officer of Petrohawk Energy Corporation, an oil and gas exploration and development company. He was also its Chief Operating Officer from 2007 to 2009 and led their exploration activities as Vice President and then Executive Vice President of Exploration from 2003 to 2007. Mr. Stoneburner began his career as a geologist in 1977 and held positions at Texas Oil and Gas Corp., Weber Energy Corp., Hugoton Energy Corp. and 3TEC Energy Corp, each an energy company. Mr. Stoneburner is on the board of directors of Tamboran Resources Limited, an oil and gas company, and is an advisor to Ayata, a software development company. He also serves on the advisory council of The Jackson School of Geosciences at the University of Texas at Austin and on the visiting committee of the Bureau of Economic Geology at the University of Texas at Austin and is a board member of Switch Energy Alliance. Mr. Stoneburner holds a Bachelor of Science in Geological Sciences from the University of Texas at Austin and a Master of Science in Geological Sciences from Wichita State University.

Mr. Stoneburner was selected to serve on the Board due to his management and geologic experience in the energy industry.

John R. “J.R.” Sult—Director. J.R. Sult has served as a director of the Company since May 2018. Mr. Sult also serves on the Board of Directors of Vistra Corp., joining in April 2018 following its acquisition of Dynegy Inc. where Mr. Sult previously served on the Board of Directors and as the chairman of the audit committee from October 2012 to April 2018. Mr. Sult also previously served on the board of directors and as the chairman of the audit committee of Jagged Peak Energy Inc. from January 2017 until its merger with Parsley Energy Inc. in January 2020. In addition to his service on public company boards, Mr. Sult served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation from September 2013 until August 2016. Prior to Marathon, he was a member of the executive leadership team of El Paso Corporation (“El Paso”) from November 2005 until May 2012, ultimately serving as Executive Vice President and Chief Financial Officer. Mr. Sult also served as Executive Vice President, Chief Financial Officer and director of the general partner of El Paso Pipeline Partners, L.P., during his tenure at El Paso. Prior to joining El Paso, Mr. Sult served as Vice President and Controller of Halliburton Energy Services, Inc. from August 2004 until October 2005. Prior to joining Halliburton, Mr. Sult was an audit partner with Arthur Andersen LLP. He graduated from Washington & Lee University with a Bachelor of Science with Special Attainments in Commerce.

Mr. Sult was selected to serve on the Board due to his experience in executive financial positions with large public companies and significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. In addition, Mr. Sult’s qualification as an “audit committee financial expert” provides an essential skill set relevant to his service on the Board and as the chairman of the Audit Committee.

DIRECTOR SKILLS MATRIX

Our directors have a diversity of experience across a broad range of industries in the public and not-for-profit sectors. They bring to the Board a wide variety of skills, qualifications and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The matrix below summarizes key qualifications, skills and attributes our directors bring to the Board. As previously disclosed, Mr. Carter has decided not to stand for re-election and will not be a director effective as of the conclusion of the Annual Meeting when his current term expires. As such, Mr. Carter is not included in the below skills matrix.

DIRECTOR SKILLS, EXPERIENCES AND EXPERTISE

Accounting/Finance

Business Development/M&A

Business Operations/Experience

Communications/Public Policy
/Governmental Relations
Community Relationships/Non-Profit or
Charitable Board Service
Corporate Governance/Public Company
Board Experience
Executive Leadership/Management

Minerals and Energy

Geology/Reservoir Engineering

Human Resources/Compensation

Legal/Regulatory

Risk and/or Crisis Management

Strategic Planning

Diversity (Gender, Race or Ethnicity)

0	1	2	3	4	5	6	7	8	9
NUMBER OF DIRECTORS

CORPORATE GOVERNANCE MATTERS

Director Nomination Process

The following summary of our process for identifying and evaluating director candidates is subject to the terms of the Stockholders’ Agreement, which provides the Sponsors with the right to designate a certain number of nominees to the Board so long as the Sponsors and their respective affiliates collectively beneficially own a specified amount of the outstanding shares of our Class A common stock and Class B common stock, taken as a single class. See “Certain Relationships and Related Party Transactions—IPO Related Agreements—Stockholders’ Agreement.”

Identifying Candidates

In recommending director nominees to the Board apart from those nominees designated pursuant to the Stockholders’ Agreement, the Nominating and Governance Committee solicits recommendations for potential director candidates from a number of sources, including our incumbent directors, our executive officers, executive search firms and others. In addition, the Nominating and Governance Committee will consider candidates submitted by stockholders as discussed in more detail below. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address indicated on page 1 of this proxy statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Nominating and Governance Committee. The Nominating and Governance Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders whether or not such nominee is submitted to and evaluated by the Nominating and Governance Committee. To nominate a director using this process, the stockholder must follow certain procedures required by our bylaws, which are described under “General Information—Advance Notice Required for Stockholder Nominations and Proposals.”

While the Board does not have a formal policy regarding the consideration of diversity in identifying director nominees, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes that appointing directors with a diverse range of expertise, backgrounds and skillsets fosters robust and insightful discussion amongst directors, and provides our management with an invaluable opportunity to learn from a variety of unique perspectives and experiences. The Nominating and Governance Committee regularly evaluates the composition of the Board utilizing a comprehensive director skills matrix that identifies directors’ and potential directors’ key qualifications, skills, attributes and diversity characteristics, and it believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, strategic planning, legal and corporate governance, communications and public policy and risk management, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

Evaluating Candidates

The members of the Nominating and Governance Committee are responsible for assessing the skills and characteristics of candidates for election to the Board, as well as the composition of the Board as a whole, subject to the terms of the Stockholders’ Agreement. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of the candidate’s skills and experience in the context of the needs of the Board. Although the Nominating and Governance Committee has not adopted specific minimum qualifications that must be met by candidates recommended by it, in evaluating director candidates, the Nominating and Governance Committee and the Board consider the following:

•	the candidate’s skills, qualifications, experience and business judgment;

•	the candidate’s personal and professional integrity, including a commitment to our core values;

•	the candidate’s diversity of background, including but not limited to, diversity of experience, skill, professional expertise, education, race, ethnicity, age and gender;

•	the candidate’s ability to work with the then-existing interpersonal dynamics of the Board;

•

the candidate’s ability and willingness to dedicate sufficient time, energy and attention to the performance of his or her duties, taking into consideration the candidate’s employment and/or service on other public company boards; and

•

the Board’s desire that the candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties.

Based on this initial evaluation, the Nominating and Governance Committee will determine whether to interview the candidate, and, if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating and Governance Committee recommends to the Board a slate of director nominees for election at the next annual meeting of stockholders or for appointment to fill vacancies on the Board, subject to the terms of the Stockholders’ Agreement. Prior to recommending to the Board that an incumbent director be nominated for election as a director at the next annual meeting of stockholders, the Nominating and Governance Committee considers and reviews, among other things, the director’s contributions as a Board member and the benefit that results from increasing insight and experience developed over a period of time, subject to the terms of the Stockholders’ Agreement.

Annual Performance Evaluation of the Board

The Nominating and Governance Committee leads an annual evaluation of the performance and effectiveness of the Board and each committee also conducts an annual evaluation of the performance and effectiveness of the committee. The purpose of the evaluations is to track progress from year-to-year and to identify ways to enhance the effectiveness of the Board and its committees. As part of the evaluation, each director completes a written questionnaire developed by the Nominating and Governance Committee to provide feedback on the effectiveness of the Board and each committee on which the director serves. The collective comments of the directors are compiled by the Nominating and Governance Committee and presented to the full Board and each of the committees for discussion.

Director Independence

The Board has reviewed the independence of our directors using the independence standards of the NYSE. Under rules adopted by the NYSE, no Board member qualifies as independent unless (i) the Board affirmatively determines that the director has no material relationship with us and (ii) the director is not disqualified from being independent as set forth therein. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, such director’s family members or any business, charity or other entity in which such director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. The Board considered the relationships and transactions in the context of the NYSE’s objective listing standards and the additional standards established for members of audit, compensation and governance committees. As a result of this review, the Board affirmatively determined that each of Messrs. Duplantier, Keenan, Langford, Levy, Stoneburner and Sult and Ms. Clark are independent within the meaning of the NYSE listing standards currently in effect. Messrs. Brigham and Roosa are not independent because of their concurrent service as members of our senior management.

In addition, with respect to our committee composition subsequent to the Annual Meeting, our the Board affirmatively determined that Messrs. Langford, Levy and Sult and Ms. Clark are independent within the additional standards for audit committee membership under the rules of the Securities and Exchange Commission (the “SEC”) and that Messrs. Duplantier, Levy, Stoneburner and Sult are independent within the additional standards for compensation committee membership under the rules of the SEC.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe the Board’s view on a number of governance topics, in accordance with the corporate governance rules of the NYSE. Our Corporate Governance Guidelines can be found on our website at the location referred to below under “—Website Availability of Certain Documents.”

Corporate Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics applicable to our employees, directors and officers in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this code may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any amendments to, or waivers of, certain provisions of this code will be posted on our website at the location referred to below under “—Website Availability of Certain Documents.”

Board Leadership

Separation of Offices of Chairman of the Board and Chief Executive Officer

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since our inception in November 2012. Mr. Brigham, who serves as Chairman of the Board, has the title of Executive Chairman, and Mr. Roosa serves as our Chief Executive Officer.

The Board does not have a policy requiring either that the positions of the Chairman of the Board and the Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on the matter when it elects a new chief executive officer or during times of transition. The Board believes that this structure enables it to fulfill its oversight role in determining the manner in which its leadership is configured with a view toward flexibility and maintaining a structure that best serves our Company and its stockholders.

The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chairman directing Board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s Board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chairman of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company.

The Board’s Role in Risk Oversight

The Board is actively involved in the oversight of risks that could impact the Company, and risk oversight is the responsibility of the full Board. Management is responsible for developing and implementing our program of enterprise risk management. Pursuant to the Audit Committee charter, the Audit Committee has been designated to take the lead in overseeing our risk management process. Accordingly, the Audit Committee meets periodically with management to review our significant financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also monitors our policies and guidelines concerning risk assessment and risk management. In this role, the Audit Committee receives reports from management and other advisors and analyzes our risk management process and system, the nature of the material risks we face and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The Compensation Committee is responsible for overseeing the assessment of risks related to the Company’s compensation policies and programs. The Nominating and Governance Committee is responsible for oversight of the Company’s corporate governance programs, including reviewing the Corporate Governance Guidelines.

Hedging Policy

Our Insider Trading Policy prohibits all company insiders, which includes our directors, executive officers and employees designated as insiders as a result of their positions or responsibilities, from (i) trading in Company options, warrants, stock appreciation rights, convertible notes or similar derivative instruments; (ii) purchasing securities on margin; or (iii) short-term trading of Company securities.

Executive Succession Planning

The Nominating and Governance Committee meets periodically to discuss succession planning, including the qualities and characteristics necessary for an effective Chief Executive Officer and development and progression of potential candidates, and consults with the Chief Executive Officer on senior management succession planning.

Director Attendance

Last year, the Board met formally 22 times, the Compensation Committee met formally 11 times and both the Audit and the Nominating and Governance Committees each met formally six times. Each of our then-current directors attended more than 75% of the meetings of the Board and the committees on which such director served during the period of such director’s service. In addition to the formal meetings of the Board and its committees, the Board met informally frequently, both with management of the Company and without, throughout the year.

Directors are strongly encouraged, but not required, to attend annual meetings of stockholders. We anticipate that nearly all of our directors will attend the Annual Meeting.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs and, subject to the terms of the Stockholders’ Agreement, designates committees to help carry out its duties. The Nominating and Governance Committee considers whether to recommend the selection and designation of a lead director to the Board. At this time, the Nominating and Governance Committee has not recommended the selection and designation of a lead director to the Board due to the Board’s capable and experienced independent directors, its strong committee system (as described more fully below) and the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management and, therefore, a lead director is not necessary at this time. The following table sets forth the standing committees of the Board (the Audit Committee, Compensation Committee and Nominating and Governance Committee) and their members as of the date of this proxy statement, as well as the number of meetings each committee held during the last year. The Board may also establish such other committees as it determines necessary or advisable from time to time.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

Harold D. Carter	✓	✓ (Chair)	✓ (Chair)

Carrie P. Clark	✓

W. Howard Keenan, Jr.		✓	✓

James R. Levy		✓	✓

Richard K. Stoneburner		✓	✓

John R. (“J.R.”) Sult	✓ (Chair, Financial Expert)

Number of Meetings Held in 2020	6	11	6

Messrs. Brigham, Duplantier, Langford and Roosa do not currently serve on any standing committees, however, after the Annual Meeting, Mr. Duplantier will serve on both the Compensation and Nominating and Governance Committees and Mr. Langford will serve on the Audit Committee. The following table sets forth the members of each of the standing committees of the Board after the Annual Meeting, assuming the stockholders elect to the Board the director nominees set forth in “Proposal 1: Election of Directors.”

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

Carrie P. Clark	✓		✓ (Chair)

Jon-Al Duplantier		✓	✓

W. Howard Keenan, Jr.			✓

A. Lance Langford	✓

James R. Levy	✓	✓ (Chair)

Richard K. Stoneburner		✓	✓

John R. (“J.R.”) Sult	✓ (Chair, Financial Expert)	✓

Our Corporate Governance Guidelines provide that the independent directors will meet in regularly scheduled executive sessions without management at least once a year.

Audit Committee

The Audit Committee currently consists of three directors, Messrs. Carter and Sult and Ms. Clark. After the Annual Meeting, the Audit Committee will consist of four directors, Messrs. Langford, Levy and Sult and Ms. Clark. The Board has determined that Messrs. Carter, Langford, Levy and Sult and Ms. Clark are each independent under the rules of the NYSE and under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Sult is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Board, including the selection of our independent public accounting firm, the scope of our annual audits, fees to be paid to the independent public accounting firm, the selection and performance of our independent public accounting firm and internal audit function, and our accounting practices. The Audit Committee also reviews the appointment of our independent reserve engineers and reviews the reserve data and reserve report with our independent reserve engineers and management of the Company prior to the filing of such data and report. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements, including our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics. We have adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the Public Company Accounting Oversight Board and applicable NYSE standards, which is available on our website at the location referred to below under “—Website Availability of Certain Documents.”

Compensation Committee

The Compensation Committee currently consists of four directors, Messrs. Carter, Keenan, Levy and Stoneburner and after the Annual Meeting, will consist of Messrs. Duplantier, Levy, Stoneburner and Sult, assuming the stockholders elect Mr. Duplantier to the Board. The Board has determined that Messrs. Carter, Duplantier, Keenan, Levy, Stoneburner and Sult are each independent under the rules of the SEC, the Sarbanes-Oxley Act of 2002 and the NYSE. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees and also administers our incentive compensation and benefit plans. We have adopted a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable NYSE standards, which is available on our website at the location referred to below under “—Website Availability of Certain Documents.”

Compensation Matters

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may delegate some or all of its authority to the chair of the Compensation Committee, any member of the Compensation Committee or any subcommittee as it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, independent consultants or advisors and such other persons as the Compensation Committee may deem necessary or appropriate.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the executive officers, evaluates the performance of the Chief Executive Officer and the other executive officers at least annually in light of those goals and objectives and determines the executive officers’ compensation level based on this evaluation. In determining any element of the executive officers’ compensation, the Compensation Committee may consider, among other things, the Company’s performance and relative stockholder return, the value of similar compensation to individuals in similar positions at comparable companies and the awards given to the executive officers in past years. The evaluation of the performance of the executive officers other than the Chief Executive Officer, and the determination of such executive officers’ compensation, may be done in consultation with the Chief Executive Officer.

The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant as the Compensation Committee deems necessary or appropriate in carrying out its duties. The Compensation Committee also has the sole authority to approve the consultant’s fees, and the Company must provide for appropriate funding for payment of the consultant’s fees as determined by the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of four directors, Messrs. Carter, Keenan, Levy and Stoneburner and after the Annual Meeting, will consist of Messrs. Duplantier, Keenan and Stoneburner and Ms. Clark, assuming the stockholders elect Mr. Duplantier to the Board. The Board has determined that Messrs. Carter, Duplantier, Keenan, Levy and Stoneburner and Ms. Clark are each independent under the rules of the SEC, the Sarbanes-Oxley Act of 2002 and the NYSE. The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Board subject to the terms of the Stockholders’ Agreement, develops and oversees our internal corporate governance processes and maintains a management succession plan. We have adopted a nominating and governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable NYSE standards, which is available on our website at the location referred to below under “—Website Availability of Certain Documents.”

Stockholder Communications with Directors

Stockholders and other interested parties may communicate directly with the Board, any committee of the Board, the Chairman of the Board or any other director by sending a written communication in an envelope marked as “Stockholder Communication with Directors,” with the intended recipients of the communication clearly identified, to the following address: Brigham Minerals, Inc., 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730. The responsible officer at the Company will forward any such communication to the intended recipients if it complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and it falls within the scope of matters generally considered by the Board.

Stockholder List

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Austin, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The list will also be available virtually for inspection by any stockholder present at the Annual Meeting.

Website Availability of Certain Documents

A copy of our 2020 Annual Report on Form 10-K (the “2020 Form 10-K”) has been posted on the Internet, along with this proxy statement, to all stockholders entitled to notice of and to vote at the Annual Meeting. The 2020 Form 10-K is not incorporated by reference into this proxy statement and is not considered proxy-soliciting material. We will mail without charge a copy of the 2020 Form 10-K, including the financial statements and any schedules thereto, upon written request to our General Counsel at:

Brigham Minerals, Inc.

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

Attention: General Counsel

The charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee, as well as our Corporate Governance Guidelines and our Corporate Code of Business Conduct and Ethics, can be found on our website at http://investors.brighamminerals.com/investors/governance and are also available in print without charge upon written request to our General Counsel at the address above. The Company also intends to disclose any amendments or waivers to its Corporate Code of Business Conduct and Ethics via its website at http://investors.brighamminerals.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Brigham LLC Agreement

The Company is a holding company and is the sole managing member of Brigham LLC. As of December 31, 2020, the Company’s sole material asset consists of units representing membership interests in

Brigham LLC (“Brigham LLC Units”). Pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Brigham LLC, dated April 23, 2019 (the “Brigham LLC Agreement”), each holder of Brigham LLC Units (other than the Company) (each, a “Brigham Unit Holder”) has, subject to certain limitations, the right (the “Redemption Right”) to cause Brigham LLC to acquire all or a portion of its Brigham LLC Units for, at Brigham LLC’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Brigham LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. Our decision to make a cash payment upon a Brigham Unit Holder’s redemption election must be made by our independent directors (within the meaning of the NYSE and Rule 10A-3 promulgated under the Exchange Act) who do not own Brigham LLC Units that are subject to such redemption. Alternatively, upon the exercise of the Redemption Right, Brigham Minerals (instead of Brigham LLC) has the right (the “Call Right”) to, for administrative convenience, acquire each tendered Brigham LLC Unit directly from the redeeming Brigham Unit Holder for, at its election, (i) one share of Class A common stock or (ii) an equivalent amount of cash. In connection with any redemption of Brigham LLC Units pursuant to the Redemption Right or acquisition pursuant to our Call Right, the corresponding number of shares of Class B common stock will be cancelled.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors or compensation committee of a company that employed as an executive officer any member of the Board or the Compensation Committee and no member of the Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company, except that Mr. Langford, a member of the Board, is Chief Executive Officer of Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. and Mr. Brigham, our Executive Chairman and a member of the Board, is Executive Chairman of the board of directors of Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. Mr. Langford did not have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, nor is any such relationship currently contemplated.

Director Compensation

We believe that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of the Company. We also believe that a significant portion of the total compensation package for our non-employee directors should be equity-based to align the interest of directors with our stockholders. Accordingly, we have a comprehensive director compensation policy for our non-employee directors, which consists of:

•	an annual cash retainer of $65,000 for each non-employee director;

•

an annual cash fee of $20,000 payable to the chair of the Audit Committee, an annual cash fee of $15,000 payable to the chair of the Compensation Committee and an annual cash fee of $10,000 payable to the chair of the Nominating and Governance Committee; and

•

an annual equity-based award granted to each non-employee director under the Brigham Minerals, Inc. 2019 Long Term Incentive Plan (the “2019 Plan”) with an aggregate fair market value of approximately $140,000 on the date of grant.

Under the 2019 Plan, non-employee directors may be granted awards, including stock options, restricted stock awards, restricted stock units and cash awards. In May 2020, we granted each non-employee director then in office an award of 10,598 restricted stock units subject to time-based vesting (“RSUs”), which award represents the annual equity-based award described above from the date of grant until the next annual grant in 2021. Additionally, in December 2020, we determined pro-rated grants should be issued to directors for the time period between the date of their appointment until the next annual award. As such, we granted (i) Ms. Clark an award of 2,425 RSUs which award represents the pro-rated portion (approximately 25%) of the annual equity-

based award for Ms. Clark’s service from the date of her appointment until the May 2020 grant and (ii) Mr. Langford an award of 9,064 RSUs, which award represents the pro-rated portion (approximately 79%) of the annual equity-based award for Mr. Langford’s service from the date of his appointment to the Board of Directors until the next annual grant in 2021. Each award of RSUs vests in full on the first anniversary of the applicable date of grant, so long as the non-employee director continuously provides services to us through such vesting date.

Our non-employee directors will also be reimbursed for certain reasonable expenses incurred in connection with their services to us.

Directors who are also our employees do not receive any additional compensation for their service on the Board.

Director Compensation Table

The table below and the narratives in the footnotes provide compensation amounts for our non-employee directors for 2020, as well as additional material information in connection with such amounts.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Harold D. Carter (3)	$90,000	$140,000	$230,000

Carrie P. Clark (4)	$65,000	$167,257	$232,257

Jon-Al Duplantier(5)	—	—	—

John A. Holland(6)	$48,750	$140,000	$188,750

W. Howard Keenan, Jr.	$65,000	$140,000	$205,000

A. Lance Langford (7)	$32,500	$101,879	$134,879

James R. Levy	$65,000	$140,000	$205,000

Richard K. Stoneburner	$65,000	$140,000	$205,000

John R. (“J.R.”) Sult	$85,000	$140,000	$225,000

(1)	Reported amounts in the table include annual retainers for the directors and committee chairs as more fully explained under “—Director Compensation.”
(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (“FASB ASC Topic 718”). Fair value for RSUs is calculated using the closing price of our common stock on the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded.

In May 2020, we granted each non-employee director then in office an award of 10,598 RSUs with an aggregate fair market value of approximately $140,000 based on the closing price of our common stock on the date of grant. Additionally, in December 2020, we determined pro-rated grants should be issued to directors for the time period between the date of their appointment until the next annual award. As such, we granted Ms. Clark an award of 2,425 RSUs and Mr. Langford an award of 9,064 RSUs. At December 31, 2020, all of the RSU grants were unvested.

(3)	As previously disclosed, Mr. Carter has decided not to stand for re-election and will not be a director at the conclusion of the Annual Meeting when his current term expires.
(4)	Ms. Clark was elected to the Board effective February 27, 2020.
(5)	Mr. Duplantier was elected to the Board effective February 19, 2021.
(6)	Mr. Holland resigned from the Board effective September 15, 2020.
(7)	Mr. Langford was elected to the Board effective August 11, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Class A common stock and our Class B common stock that, as of March 29, 2021, is owned by:

•	each person known to us to beneficially own more than five percent of any class of our outstanding shares of Class A common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, all information with respect to beneficial ownership has been furnished by the respective five percent or more stockholders, directors or named executive officers, as the case may be. The applicable percentages of shares beneficially owned are based on 44,106,700 shares of our Class A common stock and 13,056,111 shares of our Class B common stock outstanding as of March 29, 2021. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Brigham Minerals, Inc., 5914 W. Courtyard Dr., Suite 200, Austin, Texas 78730.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	%	Number	%	Number	%

5% Stockholders:

Yorktown Energy Partners IX, L.P.	—	—	187,375	1.44%	187,375	*

Yorktown Energy Partners X, L.P.(3)	—	—	1,923,275	14.73%	1,923,275	3.36%

Yorktown Energy Partners XI, L.P.	—	—	773,803	5.93%	773,803	1.35%

YT Brigham Co Investment Partners, LP(3)	—	—	1,543,585	11.82%	1,543,585	2.70%

Pine Brook BXP II Intermediate, L.P.(4)	—	—	2,947,699	22.58%	2,947,699	5.16%

Pine Brook BXP Intermediate, L.P.(4)	—	—	1,753,629	13.43%	1,753,629	3.07%

Pine Brook PD Intermediate, L.P.(4)	—	—	474,231	3.63%	474,231	*

Blackrock, Inc. (5)	4,500,213	10.2%	—	—	4,500,213	7.87%

Deep Basin Capital LP(6)	2,650,905	6.01%	—	—	2,650,905	4.64%

FMR LLC(7)	5,133,191	11.64%	—	—	5,133,191	8.98%

The Vanguard Group(8)	2,177,906	4.94%	—	—	2,177,906	3.81%

Adage Capital Partners, L.P.(9)	2,566,779	5.82%	—	—	2,566,779	4.49%

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	%	Number	%	Number	%

Directors and Named Executive Officers:

Ben M. “Bud” Brigham	153,110	*	1,089,405	8.34%	1,242,515	2.17%

Robert M. Roosa	156,063	*	285,639	2.18%	441,702	*

Blake C. Williams	63,094	*	101,409	*	164,503	*

Kari A. Potts	8,720	*	—	—	8,720	*

Harold D. Carter(10)	62,063	*	67,827	*	129,890	*

Carrie P. Clark (11)	13,023	—	—	—	13,023	—

Jon-Al Duplantier	—	—	—	—	—	—

W. Howard Keenan, Jr.(10)	18,872	*	—	—	18,872	*

A. Lance Langford (12)	9,064	*	—	—	9,064	*

James R. Levy(10)	18,872	*	—	—	18,872	*

Richard K. Stoneburner(10)	18,872	*	—	—	18,872	*

John R. (“J.R.”) Sult(9)	43,872	*	—	—	43,872	*

Directors and Executive Officers as a Group (12 Persons)(13)	565,625	1.28%	1,549,280	11.82%	2,114,905	3.77%

*	Less than 1%.
(1)

The amounts of Class A common stock and Class B common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Class A common stock and Class B common stock, except to the extent this power may be shared with a spouse.

(2)

Amounts and percentages reported in this column represent percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Brigham LLC Unit held by such holder. Accordingly, the holders of our Class B common stock collectively have a number of votes in Brigham Minerals equal to the number of Brigham LLC Units that they hold.

(3)	The number of shares of Class A common stock is based solely on Schedule 13G/A filed with the SEC on February 16, 2021.

Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. (“Yorktown IX”). Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown IX. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown IX in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown IX Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown IX. None of

Yorktown IX Associates LLC, Yorktown IX Company LP or Yorktown IX beneficially owns any of the common stock held by any other Yorktown Fund (as defined below).

Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. (“Yorktown X”). Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown X. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown X in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown X. None of Yorktown X Associates LLC, Yorktown X Company LP or Yorktown X beneficially owns any of the common stock held by any other Yorktown Fund.

Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. (“Yorktown XI”). Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown XI. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown XI in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown XI Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown XI. None of Yorktown XI Associates LLC, Yorktown XI Company LP or Yorktown XI beneficially owns any of the common stock held by any other Yorktown Fund.

YT Brigham Company LP is the sole general partner of YT Brigham Co Investment Partners, LP (“YT Brigham” and, together with Yorktown IX, Yorktown X and Yorktown XI, each, a “Yorktown Fund”). YT Brigham Associates LLC is the sole general partner of YT Brigham Company LP. As a result, YT Brigham Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by YT Brigham. YT Brigham Company LP and YT Brigham Associates LLC disclaim beneficial ownership of the common stock held by YT Brigham in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of YT Brigham Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by YT Brigham. None of YT Brigham Company LP, YT Brigham Associates LLC or YT Brigham beneficially owns any of the common stock held by any other Yorktown Fund. The address of each of the entities identified in this note is 410 Park Avenue, 20th Floor, New York, New York 10022.

(4)

The number of shares of Class B common stock is based solely on a Schedule 13G/A filed with the SEC on February 11, 2021. PBRA, LLC is the general partner of each of Pine Brook Road Associates II, L.P. (“PBRA II”), Pine Brook PD Intermediate, L.P., Pine Brook BXP Intermediate, L.P. and Pine Brook BXP II Intermediate, L.P. PBRA II is the general partner of Pine Brook Capital Partners II, L.P. (“Pine Brook Fund II”). Pine Brook Road Advisors, L.P., acting through an affiliate, serves as investment manager to Pine Brook Fund II. Howard Newman is the managing member of PBRA, LLC and has investment and voting control over the shares held or controlled by Pine Brook Fund II. The address of each of the entities identified in this note is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, 50th Floor, New York, New York 10165. Howard Newman, PBRA, LLC, Pine Brook Road Associates II, L.P. and Pine Brook Road Advisors, L.P. each disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, if any.

(5)

The number of shares of Class A common stock is based solely on a Schedule 13G filed with the SEC on March 10, 2021 by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 4,238,820 shares of our Class A common stock and sole dispositive power with respect to 4,500,213 shares of our Class A common stock. The address of BlackRock, Inc’s principal business office is 55 East 52nd Street, New York, New York 10055.

(6)

The number of shares of Class A common stock is based solely on a Schedule 13G filed with the SEC on February 16, 2021 by Deep Basin Capital LP. Such filing indicates that Deep Basin Capital LP has shared voting power with respect to 2,650,905 shares of our Class A common stock and shared dispositive power with respect to 2,650,905 shares of our Class A common stock. The address of Deep Basin Capital LP’s principal business office is 484 Pacific Street, 2nd Floor, Stamford, Connecticut 06902.
(7)

The number of shares of Class A common stock is based solely on a Schedule 13G/A filed with the SEC on February 10, 2021. Such filing indicates that FMR LLC has sole voting power with respect to 402 shares of our Class A common stock and sole dispositive power with respect to 5,133,191 shares of our Class A common stock. The address of FMR LLC’s principal business office is 245 Summer Street, Boston, Massachusetts 02210.

(8)

The number of shares of Class A common stock is based solely on a Schedule 13G filed with the SEC on February 10, 2021. Such filing indicates that the Vanguard Group has sole voting power with respect to 0 shares of our Class A common stock and sole dispositive power with respect to 2,092,484 shares of our Class A common stock. The address of the Vanguard Group’s principal business office is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)

The number of shares of Class A common stock is based solely on Schedule 13G filed with the SEC on March 1, 2021. Such filing indicates that Adage Capital Partners, L.P. has shared voting power with respect to 2,566,779 shares of our Class A common stock and shared dispositive power with respect to 2,566,779 shares of our Class A common stock. Adage Capital Partners GP, L.L.C. (“ACPGP”) is the sole general partner of Adage Capital Partners L.P. (“ACP”). Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. ACPGP, as general partner of ACP, may exercise ACP’s power to dispose of and the power to vote the shares of Class A Common Stock. ACA, as managing member of ACPGP, directs ACPGP’s operations. As a result, ACPGP and ACA may deemed to beneficially own the shares owned by ACP. Mr. Robert Atchinson and Mr. Phillip Gross are the managing members of ACA. As managing members of ACA, Messrs. Atchinson and Gross may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by ACA and each may be deemed to beneficially own the shares beneficially owned by ACP. The address of Adage Capital Partners, L.P.’s principal business office is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(10)

Reporting Person also beneficially owns 10,598 RSUs awarded pursuant to the 2019 Plan. The award vests in full on the first anniversary of the grant date, subject to continued service through the vesting date. As previously disclosed, Mr. Carter has decided not to stand for re-election and will not be a director effective as of the conclusion of the Annual Meeting when his current term expires.

(11)

Reporting Person beneficially owns 13,203 RSUs awarded pursuant to the 2019 Plan. The award vests in full on the first anniversary of the grant date, subject to continued service through the vesting date.

(12)

Reporting Person beneficially owns 9,064 RSUs awarded pursuant to the 2019 Plan. The award vests in full on the first anniversary of the grant date, subject to continued service through the vesting date.

(13)	The number of shares of Class A common stock and Class B common stock includes shares beneficially owned by the directors and named executive officers listed in the table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Historical Transactions with Affiliates

The Company is party to a services agreement with RS Energy Group, which provides the Company with certain software and services that assist in evaluating the acquisition of mineral interests. Warburg Pincus owned a controlling stake in RS Energy Group until February 2020. The service fees incurred under this agreement were $0.1 million for the year ended December 31, 2020.

IPO Related Agreements

Brigham LLC Agreement

The following summary of the Brigham LLC Agreement does not purport to be complete and is qualified by reference to the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on page 1 of this proxy statement.

Pursuant to the terms of the Brigham LLC Agreement, each Brigham Unit Holder (other than the Company) has, subject to certain limitations, the right, pursuant to the Redemption Right, to cause Brigham LLC to acquire all or a portion of its Brigham LLC Units for, at Brigham LLC’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Brigham LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. Our decision to make a cash payment upon a Brigham Unit Holder’s redemption election must be made by our independent directors (within the meaning of the NYSE and Rule 10A-3 promulgated under the Exchange Act) who do not own Brigham LLC Units that are subject to such redemption. Alternatively, upon the exercise of the Redemption Right, Brigham Minerals (instead of Brigham LLC) has the right, pursuant to the Call Right, to, for administrative convenience, acquire each tendered Brigham LLC Unit directly from the redeeming Brigham Unit Holder for, at its election, (i) one share of Class A common stock or (ii) an equivalent amount of cash. In connection with any redemption of Brigham LLC Units pursuant to the Redemption Right or acquisition pursuant to our Call Right, the corresponding number of shares of Class B common stock will be cancelled. The Brigham Unit Holders will be permitted to redeem their Brigham LLC Units (and a corresponding number of shares of Class B common stock) for shares of our Class A common stock on a quarterly basis, subject to certain de minimis allowances. In addition, any redemptions involving 952,000 or more Brigham LLC Units (subject to the discretion of Brigham Minerals to permit redemptions of a lower number of units) may occur at any time. As the Brigham Unit Holders redeem their Brigham LLC Units, our membership interest in Brigham LLC will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

Under the Brigham LLC Agreement, subject to the obligation of Brigham LLC to make tax distributions and to reimburse Brigham Minerals for its corporate and other overhead expenses, Brigham Minerals will have the right to determine when distributions will be made to the holders of Brigham LLC Units and the amount of any such distributions. If Brigham Minerals authorizes a distribution, such distribution will be made to the holders of Brigham LLC Units on a pro rata basis in accordance with their respective percentage ownership of Brigham LLC Units.

The holders of Brigham LLC Units, including Brigham Minerals, generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Brigham LLC and are allocated their proportionate share of any taxable loss of Brigham LLC. Net profits and net losses of Brigham LLC generally are allocated to holders of Brigham LLC Units on a pro rata basis in accordance with their respective percentage ownership of Brigham LLC Units, except that certain non-pro rata adjustments are required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. The Brigham LLC Agreement provides, to the extent cash is available, for pro rata distributions to the holders of Brigham LLC Units in an amount generally intended to allow such holders to satisfy their respective income tax liabilities with respect to their allocable share of the income of Brigham LLC, based on certain assumptions and conventions, provided that the distribution must be sufficient to allow Brigham Minerals to satisfy its actual tax liabilities.

The Brigham LLC Agreement provides that, except as otherwise determined by us or in connection with the exercise of Brigham Minerals’ Call Right, at any time Brigham Minerals issues a share of its Class A common stock or any other equity security, the net proceeds received by Brigham Minerals with respect to such issuance, if any, shall be concurrently invested in Brigham LLC, and Brigham LLC shall issue to Brigham Minerals one Brigham LLC Unit or other economically equivalent equity interest. Conversely, if at any time any shares of Brigham Minerals’ Class A common stock are redeemed, repurchased or otherwise acquired, Brigham LLC shall redeem, repurchase or otherwise acquire an equal number of Brigham LLC Units held by Brigham Minerals, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.

Under the Brigham LLC Agreement, the members have agreed that certain entities affiliated with Yorktown and Pine Brook, Brigham Minerals’ management and its other investors (collectively, the “Original Owners”) and/or their affiliates are permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any client of ours.

Brigham LLC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Brigham LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (i) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Brigham LLC, (ii) second, to establish cash reserves for contingent or unforeseen liabilities and (iii) third, to the members in proportion to the number of Brigham LLC Units owned by each of them.

Registration Rights Agreement

In connection with our IPO, on April 23, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Original Owners (the “Initial Holders”), pursuant to which we agreed to register the sale of shares of our Class A common stock under certain circumstances. The following summary of the Registration Rights Agreement does not purport to be complete and is qualified by reference to the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on page 1 of this proxy statement.

Demand Rights

Subject to the limitations set forth below, any Initial Holder (or its permitted transferees) has the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a certain number of its shares of Class A common stock. Generally, we are required to file such registration statement within 30 days of such written notice. Subject to certain exceptions, we are not obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of our Class A common stock requested by an Initial Holder.

We are also not obligated to effect any demand registration in which the amount of Class A common stock to be registered has an aggregate value of less than $50 million. As long as we continue to be eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. We are required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold.

In addition, any Initial Holder (or its permitted transferees) then able to effectuate a demand registration has the right to require us, subject to certain limitations, to effect a distribution of any or all of its shares of Class A common stock by means of an underwritten offering.

Piggyback Rights

Subject to certain exceptions, if at any time we propose to register an offering of Class A common stock or conduct an underwritten offering, whether or not for our own account, then we must notify the Initial Holders (or their permitted transferees) of such proposal (i) at least five business days before the anticipated filing date (in the case of the registration of an offering) or (ii) reasonably in advance of commencement (in the case of an underwritten offering), to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

Conditions and Limitations; Expenses

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Stockholders’ Agreement

In connection with our IPO, on April 23, 2019, we entered into the Stockholders’ Agreement with the Sponsors. The following summary of the Stockholders’ Agreement does not purport to be complete and is qualified by reference to the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on page 1 of this proxy statement.

Among other things, the Stockholders’ Agreement provides the right to designate nominees to the Board as follows:

•

so long as Pine Brook and its affiliates collectively own at least 7.5% of our Class A common stock and Class B common stock (taken as a single class), Pine Brook can designate one nominee to the Board; and

•	so long as Yorktown and its affiliates collectively own at least 7.5% of our Class A common stock and Class B common stock (taken as a single class), Yorktown can designate one nominee to the Board.

Pursuant to the Stockholders’ Agreement, we are required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by the Sponsors. Each of Pine Brook and Yorktown are entitled to designate the replacement for any of their respective board designees whose board service terminates prior to the end of such director’s term.

In addition, the Stockholders’ Agreement provides that for so long as any Sponsor and its affiliates collectively own at least 7.5% of the outstanding shares of our Class A common stock and Class B common stock (taken as a single class), we are required to take all necessary actions to cause each of the Compensation Committee and the Nominating and Governance Committee to include in its membership at least one director designated by each such Sponsor, except to the extent that such membership would violate applicable securities laws or stock exchange rules or such right is waived by a Sponsor. The rights granted to the Sponsors to designate directors are additive to and not intended to limit in any way the rights that the Sponsors or any of their respective affiliates may have to nominate, elect or remove our directors under our certificate of incorporation, our bylaws or the Delaware General Corporation Law.

Procedures for Approval of Related Party Transactions

Our Board has adopted a policy for approval of Related Party Transactions. Pursuant to this policy, the Audit Committee will review all material facts of all Related Party Transactions. A “Related Party Transaction”

is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our outstanding shares of Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our outstanding shares of Class A common stock; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” within the meaning of the Jumpstart Our Business Startups Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers,” who are the individuals who served as our principal executive officer, our next two other most highly compensated officers at the end of the last completed fiscal year and up to two additional individuals who would have been considered one of our next two most highly compensated officers except that such individuals did not serve as executive officers at the end of the last completed fiscal year. Accordingly, our named executive officers for 2020 are:

Name	Principal Position

Ben M. “Bud” Brigham	Executive Chairman

Robert M. Roosa	Chief Executive Officer and Director

Blake C. Williams	Chief Financial Officer

Kari A. Potts	Vice President, General Counsel, Compliance Officer and Secretary

Summary

Our executive compensation program is designed to attract, motivate and retain high-quality leadership and incentivize our executive officers to achieve performance goals over the long-term, which also aligns the interests of our executive officers with those of our stockholders. As such, our compensation program for our executive officers is heavily weighted toward equity-based compensation and does not include an annual cash bonus. Equity-based compensation includes both RSUs and restricted stock units subject to performance-based vesting (“PSUs”) with a targeted three-year annualized total shareholder return (“TSR”) of 15% that are only eligible to be earned if TSR is at least 10%. Our compensation program is described in greater detail below.

Compensation Philosophy

As a general matter, our executive compensation programs are designed to be:

•	Performance-Based

•	A significant portion of total compensation is performance-based.

•	Performance metrics focus business strategy and corporate objectives on total stockholder return.

•	Awards are leveraged to achievement of performance goals and the creation of stockholder value.

•	Stockholder-Aligned

•	Long-term incentives are equity-based and represent a significant portion of the total compensation of executives and other key employees.

•	The design of long-term incentive awards focuses on the creation of stockholder value and encourages retention of executives and key employees through the use of multi-year vesting schedules.

•	Competitive

•	Our compensation program is intended to be competitive with the market and supports the Company’s ability to attract and retain key talent.

•	Total compensation is designed to be perceived as fair and equitable, both internally and externally.

•	Clear and Well-Communicated

•	Straightforward, transparent compensation programs deliver a strong, clear message.

•	Compensation programs that conform with prevailing market practices and corporate governance standards provide transparency and comfort to stockholders.

•	Appropriately managing risk within the compensation program facilitates the creation of stockholder value.

Stockholder Alignment

A key element of our compensation philosophy is that the pay of our named executive officers is aligned with our stockholders. The Compensation Committee believes that the mix and design of our compensation program establishes strong alignment with stockholders, specifically through the use of equity-based long-term incentive (LTI) awards, which represent the largest component of the compensation for our named executive officers. For example, equity-based LTI awards represented approximately 90% of the 2020 target total compensation for Mr. Roosa, approximately 85% for Mr. Williams and approximately 76% for Ms. Potts. Mr. Brigham did not receive an LTI award in 2020. The charts below illustrate how the mix of target compensation for Mr. Roosa compares with the practices among the CEOs of our peer group companies.

The value that may ultimately be realized from LTI awards is influenced by our absolute stock price performance, thus creating strong alignment with stockholders. The chart below illustrates this alignment by comparing the values of Mr. Roosa’s 2019 and 2020 LTI awards at the time of grant to the current realizable values of these awards. As of December 31, 2020, the realizable values of LTI awards granted at the time of our IPO in April 2019 and in February 2020 are approximately 48% and 36%, respectively, below the grant date target values, which align with the declines in the Company’s share price since the grant dates of those awards.

Role of Consultants

The Compensation Committee has the sole authority to engage a third-party consultant at any time. Since 2018, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to provide independent advice on executive compensation and evaluate and recommend appropriate modifications to our compensation program consistent with our program’s objectives. Meridian reports directly to the Compensation Committee, which pre-approves the scope of work and the fees charged, and does not provide any other services to management or the Company. During 2020, the scope of Meridian’s services included: a review of the peer group used to assess the competitiveness of our executive compensation programs; preparation of a compensation benchmarking study of the compensation of our named executive officers; updates on notable legislative and regulatory activities; and assistance with various other compensation matters.

The Compensation Committee reviewed the independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards as affecting the independence of a consultant or adviser. As a result of this review, the Compensation Committee determined that the services provided by Meridian during 2020 did not give rise to any conflicts of interest. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2020.

In February 2020, Meridian prepared a compensation benchmarking study that was used to inform compensation decisions for 2020. The compensation benchmarking study used publicly available data from a selected peer group of exploration and production companies of comparable size to Brigham Minerals based on measures such as enterprise value, revenues, market capitalization and assets. We believe that the use of this peer group as a reference for evaluating our compensation practices helps ensure our compensation program remains competitive. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data. At least annually, the Compensation Committee reviews the peer group and may make adjustments to ensure that companies in the group more closely match our size and operational profile, and to reflect the impact of bankruptcies and industry consolidation. Based on a review of the peer group in early 2020, several changes were made. The peer group for 2020 was comprised of the following sixteen companies:

Black Stone Minerals, L.P.	Kimbell Royalty Partners, LP
Bonanza Creek Energy, Inc.	Laredo Petroleum, Inc.
Callon Petroleum Company	Matador Resources Company
Centennial Resource Development, Inc.	Northern Oil and Gas, Inc.
Extraction Oil & Gas, Inc.	Oasis Petroleum Inc.
Gulfport Energy Corporation	PDC Energy, Inc.
HighPoint Resources Corporation	SM Energy Company
Jagged Peak Energy Inc.(1)	Whiting Petroleum Corporation

(1)	Jagged Peak Energy Inc. merged into a subsidiary of Parsley Energy, Inc. in January 2020.

Information in the compensation benchmarking study served as a reference in the Compensation Committee’s overall assessment of the competitiveness of our executive compensation program.

Based on information provided in the compensation benchmarking study, and its own analysis, the Compensation Committee approved the 2020 compensation program for our named executive officers as described below.

Elements of Compensation

The compensation provided to our named executive officers currently consists of (i) an annualized base salary, (ii) the grant of equity-based awards (with approximately one-half of such awards subject to time-based vesting conditions and the other one-half of such awards subject to performance-based vesting conditions) and (iii) eligibility to participate in employee benefits on the same basis as our other employees.

Base Salary

Each named executive officer’s base salary is a fixed component of compensation based on such officer’s position and responsibilities. The Compensation Committee reviews the base salaries for each named executive officer annually as well as at the time of any promotion or significant change in job responsibilities. The Compensation Committee may adjust base salaries periodically based on competitive positioning, as well as individual and company performance.

In February 2020, following a discussion of the results of the compensation benchmarking study prepared by Meridian, the Compensation Committee approved a 3% increase in the annualized base salary of our named executive officers for 2020. The base salary of our named executive officers for 2020 were as follows:

Name	2020 Base Salary

Ben M. “Bud” Brigham	$257,500

Robert M. Roosa	$515,000

Blake C. Williams	$360,500

Kari A. Potts	$309,000

The Compensation Committee did not make any changes to the base salary of our named executive officers for 2021.

Cash Bonuses

We currently do not maintain a cash bonus program for our named executive officers.

Long Term Incentive Awards

In connection with our IPO, we adopted the 2019 Plan in order to make equity and cash awards to the employees, consultants and directors of Brigham Minerals and its affiliates who perform services for us. The 2019 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards.

Long Term Incentive Grants for 2020

In February 2020, the Compensation Committee approved annual LTI grants to Messrs. Roosa and Williams and Ms. Potts. The LTI grants consisted of RSUs and PSUs, each weighted at 50% of the executives’ target award values. Mr. Brigham did not receive an LTI grant in 2020.

Name	2020 RSU Grants	2020 PSU Grants

Ben M. “Bud” Brigham	—	—

Robert M. Roosa	132,042	132,042

Blake C. Williams	58,685	58,685

Kari A. Potts	29,342	29,342

The RSUs vest in three equal installments over a three-year period, so long as the named executive officer remains continuously employed by us through the relevant vesting dates. All unvested RSUs will vest in full upon the executive’s termination of employment due to the executive’s death, “disability” or “retirement;” a pro rata portion of the unvested RSUs will vest upon the executive’s termination of employment by us without “cause” or by the executive for “good reason,” each as defined in the award agreement. All unvested RSUs will also vest in full upon the occurrence of a “change in control,” each as defined in the 2019 Plan.

The PSUs are eligible to be earned based on the TSR of our company for a three-year performance period. Between 0% and 200% of the PSUs are eligible to be earned based on our achieving an absolute TSR on an annualized basis based on the following pre-established annual return goals:

Level of Achievement	Pre-Established Annual Return Goal	Number of PSUs Earned

Threshold	10% annualized return (1.33x)	50%

Target	15% annualized return (1.52x)	100%

Maximum	25% annualized return (1.95x)	200%

In addition, the Compensation Committee has discretion to adjust the number of PSUs earned based on our relative TSR as compared to a benchmarking peer group over the three-year performance period. The Compensation Committee may increase the number of PSUs that have been earned by up to 20% if our TSR is in the top decile of the benchmarking peer group or decrease the number of PSUs that have been earned by up to 20% if our TSR is in the bottom decile of the benchmarking peer group. Once vested or earned, as applicable, the RSUs and PSUs will be settled in shares of our common stock.

PSUs will be earned and vested so long as the named executive officer remains continuously employed by us through the end of such performance period. All unvested PSUs will vest in full upon the executive’s termination of employment due to the executive’s death, disability or retirement; a pro rata portion of the unvested PSUs will vest upon the executive’s termination of employment by us without cause or by the executive for good reason. All unvested PSUs will also vest in full upon the occurrence of a change in control. PSUs that vest remain subject to the performance achieved over the performance period, which will end upon an earlier change in control.

Long Term Incentive Grants for 2021

In February 2021, the Compensation Committee approved annual LTI grants to Messrs. Roosa and Williams and Ms. Potts. The LTI grants consisted of RSUs and PSUs, each weighted at 50% of the executives’ target award values. Mr. Brigham did not receive an LTI grant in 2021. These RSUs and PSUs are subject to similar vesting and performance criteria as the RSUs and PSUs granted in 2020, as described above under Long Term Incentive Grants for 2020.

Name	2021 RSU Grants	2021 PSU Grants

Ben M. “Bud” Brigham	—	—

Robert M. Roosa	139,665	139,665

Blake C. Williams	62,073	62,073

Kari A. Potts	34,140	34,140

Incentive Units

In 2013 and 2015, each of our named executive officers were granted incentive units in Brigham Resources (the “Incentive Units”) and in 2018, Mr. Williams was granted Incentive Units, in each case, pursuant to the limited liability company agreement governing Brigham Resources at the time. The Incentive Units were intended to constitute “profits interests” and represent actual (non-voting) equity interests with no liquidation value for U.S. federal income tax purposes on the date of grant but were designed to gain value only after the underlying assets realize a certain level of growth and return to those persons who hold certain other classes of equity. The Incentive Units were divided into two classes, Series M units and Series Z units. The Series M units granted to our named executive officers in 2013 and the Series Z units granted to our named executive officers in 2015 are fully vested. In addition, in 2018, Mr. Williams was granted additional Incentive Units, specifically 820 Series M units and 384 Series Z units. The Series M and Series Z units granted to Mr. Williams in 2018 vested as to 20%, or 164 Series M and 76.8 Series Z, on the applicable date of grant and an additional 20%, or 164 Series M and 76.8 Series Z, on each anniversary of such date of grant in 2019 and 2020, such that the Series M and Series Z units granted to Mr. Williams in 2018 are 60% vested. The remaining 40% of such Series M and Series Z units will vest as to an additional 20% on each of the next two anniversaries of such date of grant, subject to continued employment by us through such vesting dates. Upon vesting of the Incentive Units, holders of the Incentive Units receive one share of Brigham Minerals’ Class B common stock and one Brigham LLC Unit for each vested Incentive Unit.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees, including our named executive officers who are eligible to participate in such plans on the same basis as all other employees. We maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating named executive officers, to save for the future (the “401(k) Plan”). In addition, we provide a matching contribution equal to 100% of the first 6% of an employee’s eligible compensation deferred into the 401(k) Plan.

Termination and Change in Control Benefits

None of our named executive officers currently have employment or severance agreements with the Company or participate in a severance or change in control plan. However, upon certain types of terminations, RSUs and PSUs granted under the 2019 Plan will become vested prior to the original vesting date. All unvested RSUs will vest in full upon the executive’s termination of employment due to the executive’s death, “disability” or “retirement;” a pro rata portion of the unvested RSUs will vest upon the executive’s termination of employment by us without “cause” or by the executive for “good reason,” each as defined in the award agreement. All unvested RSUs will also vest in full upon the occurrence of a “change in control,” as defined in the 2019 Plan. All unvested PSUs will vest in full upon the executive’s termination of employment due to the executive’s death, disability or retirement; a pro rata portion of the unvested PSUs will vest upon the executive’s termination of employment by us without cause or by the executive for good reason. All unvested PSUs will also vest in full upon the occurrence of a change in control. PSUs that vest on one of these events remain subject to the performance achieved over the performance period, which will end upon an earlier change in control. Early vesting of equity awards upon termination by the Company other than for cause or by the executive for good reason are subject to the executive’s execution of a release agreement in a form acceptable to the Compensation Committee.

Review of Compensation Risk

The Compensation Committee considered the risks associated with our compensation program and practices in 2020. The Committee concluded that our compensation program was not reasonably likely to have a material adverse effect on the Company and did not encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. In concluding that our incentive plans do not promote excessive risk, the Committee considered the overall structure of our executive officers’ compensation, the design of our equity-based LTI awards, the goals and goal-setting process, the vesting schedule of the equity awards, and policies and practices in place that serve to mitigate risk. The Committee will continue to review the overall compensation structure and consider changes to the program to achieve our compensation objectives.

Summary Compensation Table

The following table summarizes, with respect to our named executive officers, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Ben M. “Bud” Brigham	2020	$258,064	—	$18,600	$276,664

(Executive Chairman)	2019	$250,000	$4,319,185	$17,878	$4,587,063

Robert M. Roosa	2020	$516,131	$3,095,891	$50,181	$3,662,203

(Chief Executive Officer and Director)	2019	$500,000	$3,869,690	$43,460	$4,413,150

Blake C. Williams	2020	$361,292	$1,375,949	$49,341	$1,786,582

(Chief Financial Officer)	2019	$350,000	$1,719,858	$43,376	$2,113,234

Kari A. Potts	2020	$295,813	$687,972	$46,383	$1,030,168

(Vice President, General Counsel, Compliance Officer and Secretary)

(1)

Amounts in this column reflect the grant date fair value of time-based restricted stock units and performance-based restricted stock units and are determined in accordance with FASB ASC Topic 718 granted to our named executive officers during the applicable fiscal year. Regarding assumptions underlying the valuation of these equity awards, please see Note 10 in our Notes to Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The grant date fair value for RSUs is calculated using the closing price of our common stock on the grant date and for 2020 was $0 for Mr. Brigham, $2,250,000 for Mr. Roosa, $1,000,000 for Mr. Williams and $500,000 for Ms. Potts. The grant date fair value of the performance-based restricted stock units in 2020 is based on an accounting value of 37.6% of the target value for the annual long-term awards. Assuming that the highest level of performance conditions is achieved and the receipt of the maximum number of stock units, the aggregate grant date fair value of these unit awards in 2020 would be: $0 for Mr. Brigham, $4,500,000 for Mr. Roosa, $2,000,000 for Mr. Williams and $1,000,000 for Ms. Potts.

(2)	Amounts reflected in this column are comprised of the amounts set forth in the table below. See “—Elements of Compensation—Other Benefits” for more information.

Name and Principal Position	Year	Employer Contributions to 401(k) Plan ($)	Employer- Paid Life Insurance Premium ($)	Employer- Paid Health Care Premiums ($)	Total ($)

Ben M. “Bud” Brigham	2020	$17,470	$794	$336	$18,600

(Executive Chairman)	2019	$16,800	$792	$286	$17,878

Robert M. Roosa	2020	$18,549	$277	$31,355	$50,181

(Chief Executive Officer and Director)	2019	$16,800	$180	$26,480	$43,460

Blake C. Williams	2020	$17,849	$96	$31,396	$49,341

(Chief Financial Officer)	2019	$16,800	$96	$26,480	$43,376

Kari A. Potts	2020	$17,104	$165	$29,114	$46,383

(Vice President, General Counsel, Compliance Officer and Secretary)

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2020.

	Option Awards(1)				Stock Awards

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

Ben M. “Bud” Brigham PSUs					—	0	354,609	3,897,153

Robert M. Roosa

RSUs and PSUs					132,354	1,454,570	265,020	2,912,570

Blake C. Williams

Series M-1 Incentive Units	123	82	N/A	N/A

Series M-2 Incentive Units	123	82	N/A	N/A

Series M-3 Incentive Units	123	82	N/A	N/A

Series M-4 Incentive Units	123	82	N/A	N/A

Series Z-1 Incentive Units	120	38.4	N/A	N/A

Series Z-2 Incentive Units	120	38.4	N/A	N/A

Series Z-3 Incentive Units	120	38.4	N/A	N/A

Series Z-4 Incentive Units	120	38.4	N/A	N/A

RSUs and PSUs					58,825	646,487	117,786	1,294,468

Kari A. Potts RSUs and PSUs					19,562	214,986	29,342	322,469

(1)	This table reflects information regarding Incentive Units, restricted stock units and performance stock units granted to our named executive officers that were outstanding as of December 31, 2020.
(2)

The Incentive Units are intended to constitute “profits interests” and represent actual (non-voting) equity interests that have no liquidation value for U.S. federal income tax purposes on the date of grant but are designed to gain value only after the underlying assets have realized a certain level of growth and return to those persons who hold certain other classes of equity. We believe that, despite the fact that the Incentive Units do not require the payment of an exercise price, these awards are most similar economically to stock options and, as such, they are properly classified as “options” for purposes of the SEC’s executive compensation disclosure rules under the definition provided in Item 402(m)(5)(i) of Regulation S-K since these awards have “option-like features.” The Incentive Units are divided into two classes and each class is further divided into four tiers. For more information on Incentive Units, see “—Elements of Compensation—Long Term Incentive Awards—Incentive Units.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A common stock that may be issued under the 2019 Plan as of December 31, 2020.

	(a)		(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)(1)

Equity compensation plans approved by security holders(2)	1,818,975	(3)	N/A	3,548,923

Equity compensation plans not approved by security holders(4)	141,820		N/A	—

(1)

The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon the vesting of RSUs subject to time-based vesting and the vesting of PSUs subject to certain market-based performance goals over a specified period of time, which are calculated at target.

(2)

In connection with our IPO, the Company adopted the 2019 Plan for the benefit of employees, directors and consultants of the Company and its affiliates. Subject to adjustment in accordance with the terms of the 2019 Plan, 5,999,600 shares of our Class A common stock have been reserved for issuance pursuant to awards under the 2019 Plan. As of December 31, 2020, 3,548,923 shares of our Class A common stock remained available for future grants. The 2019 Plan provides for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units, bonus stock, performance awards, dividend equivalents, other stock-based awards, cash awards and substitute awards.

(3)

Includes 1,187,975 shares of our Class A common stock to be issued based upon continuous employment and the target achievement of certain performance goals over a specified period of time as described in the 2019 Plan and associated award agreements. At payout, the number of these performance shares may be reduced to zero or increased up to 200%.

(4)

In connection with our IPO, the Company issued shares of Class B common stock to each holder of a Brigham LLC Unit as described under “—Elements of Compensation—Long Term Incentive Awards—Incentive Units.” Additionally, each holder of a Brigham LLC Unit may, subject to certain limitations, have their Brigham LLC Units redeemed in exchange for shares of Class A common stock. The terms of vesting, forfeiture and the reallocation of forfeited Brigham LLC Units are governed by and set forth in the Brigham LLC Agreement. As of December 31, 2020, 141,820 Brigham LLC Units and related shares of Class B common stock remained subject to vesting terms.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) under the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except for one late Form 4 report filed on March 23, 2020 for Mr. Carter.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee has been appointed by the Board to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the effectiveness and performance of our internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles and system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing reports thereon. While the Audit Committee has the responsibilities set forth in its charter and our management and independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2020 with management and has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (“PCAOB”). Significant areas of focus for the Audit Committee during the fiscal year ended December 31, 2020 included, but were not limited to, the impact of the COVID-19 pandemic; commodity price declines and resulting operator activity reductions; full cost ceiling impairments and related oil and gas reserve estimates; revenue accruals; and management’s assessment of the effectiveness of internal control over financial reporting.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit our financial statements. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, as further discussed in Proposal 2. When considering the independent registered public accounting firm’s independence, the Audit Committee specifically considers non-audit fees and services. The Audit Committee has received the written disclosures and the written statement from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with KPMG LLP its independence.

Based on its review of the audited financial statements and the various discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee of the Board of Directors

John R. Sult, Chair

Harold D. Carter, Member

Carrie P. Clark, Member

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm of the Company to conduct the audit of our consolidated financial statements for the fiscal year ending December 31, 2021. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020 was completed by KPMG on February 25, 2021. KPMG LLP has served as our independent registered public accounting firm since 2013.

The Board recommends ratification of such appointment. If the appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

As described in its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. On an annual basis, the Audit Committee considers the engagement of the independent registered public accounting firm. The Audit Committee also periodically considers whether there should be a rotation of the independent registered public accounting firm. As part of its consideration, the Audit Committee submitted a request for proposal to three global professional services firms, including KPMG, to serve as our independent registered public accounting firm for the year ending December 31, 2021. After management and the Audit Committee considered the firms’ proposals and conducted thorough interviews of each of the firms, the Audit Committee determined to re-engage KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2021. In selecting KPMG as the Company’s independent registered public accounting firm for fiscal year 2021, the Audit Committee evaluated, among other factors:

•

KPMG’s performance, including the lead partner, during fiscal year 2020, including the quality of KPMG’s services, the sufficiency of KPMG’s resources and the quality of the Audit Committee’s ongoing discussions with KPMG, including those regarding the lead partner rotation during 2020;

•	KPMG’s technical expertise and capabilities with respect to audit and non-audit services;

•	KPMG’s depth of knowledge of the Company’s business, accounting policies and practices and internal control over financial reporting;

•	KPMG’s independence and processes for maintaining its independence;

•	The timeliness, quality, candor and insight of KPMG’s communications with the Audit Committee and management; and

•	The appropriateness of KPMG’s fees relative to the scope and efficiency of the audit and non-audit services provided.

The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Vote Required

Ratification requires the affirmative vote of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, abstentions will have the same effect as a vote AGAINST this item.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Audit and Other Fees Paid to KPMG

Consolidated fees for professional services rendered to us by KPMG LLP as of and for the fiscal years ended December 31, 2020 and 2019 are set forth below.

Fees Paid	2020	2019

Audit Fees(1)	$768,000	$1,630,000

Audit-Related Fees	—	—

Tax Fees(2)	$445,037	$438,056

All Other Fees	—	—

Total	$1,213,037	$2,068,056

(1)

Audit Fees represent the aggregate fees billed for professional services rendered for (i) the audits of our annual consolidated financial statements, including those included in the 2020 and 2019 Forms 10-K, (ii) the reviews of our interim financial statements, and (iii) accounting consultations. Audit Fees were higher in 2019 due to fees of $759,700 related to our initial public offering and follow-on public offerings. For 2019, we incorrectly reported the fees of $759,700 as Audit-Related Fees in our proxy statement for last year’s annual meeting, which we have corrected in the above table.

(2)

Tax Fees represent the aggregate fees billed for professional services rendered in connection with tax compliance, tax advice and tax planning, including, with respect to 2019, tax fees incurred in connection with our initial public offering. Tax Fees were higher in 2019 due to our initial public offering. For 2019, we reported Tax Fees of $151,156 in our proxy statement for last year’s annual meeting, which we subsequently determined was miscalculated. Such amount has been corrected in the above table.

Audit Committee Policies and Procedures for Pre-Approval of Audit and Non-Audit Services

As outlined in its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. The Audit Committee pre-approved 100% of the services described in the table set forth above for the years ended December 31, 2020 and 2019.

GENERAL INFORMATION

The proxy statement and proxy card are being furnished at the direction of the Board. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and other employees may solicit proxies by telephone and personal contact.

Other Business

As of the date of this proxy statement, the Board does not intend to bring any matters other than those described herein before the Annual Meeting and has not been informed that any other matters are to be properly presented to the Annual Meeting by other parties. If any other matters properly come before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals for the 2022 Annual Meeting

Any stockholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act at our 2022 Annual Meeting of Stockholders and who requests inclusion of the proposal in the Company’s 2022 proxy materials must submit such proposal to the Company at its principal executive offices (Brigham Minerals, Inc., 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, Attention: Corporate Secretary). Such proposal must be received no later than December 16, 2021, unless the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting (May 26, 2021), in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and send its 2022 proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Advance Notice Required for Stockholder Nominations and Proposals

Our bylaws provide that a stockholder may nominate a director for election if the stockholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices between the close of business on January 26, 2022 and the close of business on February 25, 2022. Our bylaws require that the notice must contain prescribed information, including, among other things, the name and address of the stockholder, the class and number of shares owned beneficially by the stockholder, the name and address of each of the persons with whom the stockholder is acting in concert, the class and number of shares beneficially owned by each such person with whom the stockholder is acting in concert and a description of all arrangements or understandings between or among the stockholder, any other person with whom the stockholder is acting in concert and any other person in connection with the stockholder’s director nomination, as well as other procedural requirements. The stockholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. If any of the foregoing information changes or requires supplementation, the stockholder must update the information at the times provided in our bylaws. We are not required to include any stockholder proposed nominee in the proxy statement.

Our bylaws also require advance notice of other proposals by stockholders to be presented for action at an annual meeting. In the case of the 2022 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices between the close of business on January 26, 2022 and the close of business on February 25, 2022. Our bylaws require, among other things, that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, the name and address of the stockholder and the class and number of shares owned beneficially, a description of all arrangements or understandings between or among the stockholder and any other person in connection with the proposal, any material interest of the stockholder in the proposal and the text of the proposal (including, if the proposal is for an amendment of our bylaws, the language of the proposed amendment), as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the stockholder must update the information at the times provided in our bylaws.

In order for director nominations and stockholder proposals to have been properly submitted for presentation at this Annual Meeting, notice must have been received by our Corporate Secretary no later than the close of business on February 27, 2021. We received no such notice and therefore no stockholder director nominations or proposals will be presented at the Annual Meeting.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to provide notice to an address shared by two or more stockholders by delivering a single notice to those stockholders. This procedure is referred to as “householding.” We do not household our notice with respect to our stockholders of record. However, if you hold your shares in street name, your intermediary, such as a broker or bank, may rely on householding and you may receive a single notice if you share an address with another stockholder.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the notice, or if you are receiving multiple copies of the notice and wish to receive only one, please notify your broker. Stockholders who currently receive multiple notices at their address and would like to request “householding” of their communications should contact their broker.

Annual Report to Stockholders

Our 2020 Annual Report to Stockholders, which includes a copy of the 2020 Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2020, has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested, as described under “Corporate Governance Matters—Website Availability of Certain Documents.” The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Ben M. “Bud” Brigham Executive Chairman	Robert M. Roosa Chief Executive Officer

BRIGHAM MINERALS, INC.

5914 W. COURTYARD DR., SUITE 200

AUSTIN, TX 78730

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 P.M. CT on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRL2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 P.M. CT on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36171-P50795	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGHAM MINERALS, INC.

The Board of Directors recommends you vote FOR
each of the nominees listed and FOR Proposal 2:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Jon-Al Duplantier	☐	☐	☐

1b. Robert M. Roosa	☐	☐	☐

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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D36172-P50795

BRIGHAM MINERALS, INC. Annual Meeting of Stockholders May 26, 2021 1:00 PM CT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert M. Roosa, Blake C. Williams and Kari A. Potts, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of BRIGHAM MINERALS, INC. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually via a live webcast at www.virtualshareholdermeeting.com/MNRL2021 at 1:00 PM CT on May 26, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side